Exhibit 99.1

NEWS RELEASE
FOR IMMEDIATE RELEASE

Evergy Announces 2019 First Quarter Results

•	GAAP EPS of $0.39; Adjusted EPS (Non-GAAP) of $0.44

•	Declares quarterly dividend of $0.475 per share

KANSAS CITY, MO., May 8, 2019 - Evergy, Inc. (NYSE: EVRG) today announced first quarter 2019 earnings of $100 million, or $0.39 per share, compared with earnings of $61 million, or $0.42 per share, for the first quarter of 2018.

Evergy’s adjusted earnings (non-GAAP) and adjusted earnings per share (non-GAAP) were $111 million and $0.44, respectively, in the first quarter of 2019 compared with $92 million and $0.34, respectively, in the first quarter of 2018. Adjusted earnings (non-GAAP) and adjusted earnings per share (non-GAAP), which exclude costs associated with rebranding and voluntary severance, are reconciled to GAAP earnings in the financial table included in this release.

First quarter earnings and adjusted earnings (non-GAAP) increased due to colder weather and lower O&M, partially offset by higher depreciation expense. First quarter earnings were also driven by the inclusion of Great Plains Energy’s subsidiaries in 2019.

“A solid start to the year keeps us on pace to achieve our 2019 targets,” said Terry Bassham, Evergy president and chief executive officer. “Our team worked through the impacts of storms and flooding to deliver solid results. We continue to focus on reducing costs, executing our investment plan and balancing our holding company capital structure, which are keys to delivering future value for our company.”

Dividend Declaration

The Board of Directors declared a dividend of $0.475 per share payable on June 20, 2019, on the Company’s common stock. The dividends are payable to shareholders of record as of May 30, 2019.

Earnings Conference Call

Evergy management will host a conference call Thursday, May 9 with the investment community at 10:00 a.m. ET (9:00 a.m. CT). Investors, media and the public may listen to the conference call by dialing (888) 353-7071, conference ID 4359526. A webcast of the live conference call will be available at www.evergyinc.com.

Members of the media are invited to listen to the conference call and then contact Gina Penzig with any follow-up questions.

This earnings announcement, a package of detailed first-quarter financial information, the company's quarterly report on Form 10-Q for the period ended March 31, 2019 and other filings the

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company has made with the Securities and Exchange Commission are available on the Company's website at www.evergyinc.com.

Adjusted Earnings (non-GAAP) and Adjusted Earnings Per Share (non-GAAP)

Adjusted earnings (non-GAAP) and adjusted earnings per share (non-GAAP) exclude certain costs resulting from rebranding and voluntary severance. This information is intended to enhance an investor's overall understanding of results. Adjusted earnings (non-GAAP) and adjusted earnings per share (non-GAAP) are used internally to measure performance against budget and in reports for management and the Evergy Board. Adjusted earnings (non-GAAP) and adjusted earnings per share (non-GAAP) are financial measures that are not calculated in accordance with GAAP and may not be comparable to other companies' presentations or more useful than the GAAP information.

The following table provides a reconciliation between net income attributable to Evergy, Inc., diluted earnings per common share, pro forma net income attributable to Evergy, Inc. and pro forma diluted earnings per common share as determined in accordance with GAAP and adjusted earnings (non-GAAP) and adjusted earnings per share (non-GAAP).

Evergy, Inc.
Consolidated Earnings and Diluted Earnings Per Share
Three Months Ended March 31
(Unaudited)

	Earnings (Loss)	Earnings (Loss) per Diluted Share	Earnings (Loss)	Earnings (Loss) per Diluted Share
Three Months Ended March 31	2019		2018
	(millions, except per share amounts)
Net income attributable to Evergy, Inc.	$99.5	$0.39	$60.5	$0.42
Pro forma adjustments(a):
Great Plains Energy earnings prior to merger	—	—	35.0	0.13
Great Plains Energy shares prior to merger	n/a	—	n/a	(0.20)
Non-recurring merger costs and other	—	—	(3.6)	(0.01)
Pro forma net income attributable to Evergy, Inc.	$99.5	$0.39	$91.9	$0.34
Non-GAAP reconciling items:
Rebranding costs, pre-tax(b)	0.2	—	—	—
Voluntary severance costs, pre tax(c)	14.8	0.06	—	—
Income tax benefit(d)	(3.4)	(0.01)	—	—
Adjusted earnings (non-GAAP)	$111.1	$0.44	$91.9	$0.34

(a)
Reflects pro forma adjustments made in accordance with Article 11 of Regulation S-X and Accounting Standards Codification (ASC) 805 - Business Combinations. The unaudited pro forma financial information has been presented for illustrative purposes only and is not necessarily indicative of the consolidated results of operations that would have been achieved or the future consolidated results of operations of Evergy.

(b)
Reflects external costs incurred to rebrand the legacy Westar Energy and KCP&L utility brands to Evergy and are included in operating and maintenance expense on the consolidated statements of comprehensive income.

(c)
Reflects voluntary severance costs incurred associated with various severance programs at the Evergy Companies and are included in operating and maintenance expense on the consolidated statements of comprehensive income.

(d)	Reflects an income tax effect calculated at a 26.1% statutory rate, with the exception of certain non-deductible items.

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About Evergy

Evergy, Inc. (NYSE: EVRG), through its operating subsidiaries KCP&L and Westar Energy, provides clean, safe and reliable energy to 1.6 million customers in Kansas and Missouri. The 2018 combination of KCP&L and Westar Energy to form Evergy created a leading energy company that provides value to shareholders and a stronger company for customers.

Evergy’s mission is to empower a better future. Today, half the power supplied to homes and businesses by Evergy comes from emission-free sources, creating more reliable energy with less impact to the environment. We will continue to innovate and adopt new technologies that give our customers better ways to manage their energy use.

For more information about Evergy, visit us at www.evergyinc.com.

Forward Looking Statements

Statements made in this press release that are not based on historical facts are forward-looking, may involve risks and uncertainties, and are intended to be as of the date when made. Forward-looking statements include, but are not limited to, statements relating to the expected financial and operational benefits of the merger of Great Plains Energy Incorporated (Great Plains Energy) and Westar Energy that resulted in the creation of Evergy (including cost savings, operational efficiencies and the impact of the merger on earnings per share), cost estimates of capital projects, dividend growth, share repurchases, balance sheet and credit ratings, rebates to customers, the outcome of regulatory and legal proceedings, employee issues and other matters affecting future operations.

In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Evergy, Westar Energy and KCP&L are providing a number of important factors that could cause actual results to differ materially from the provided forward-looking information. These important factors include: future economic conditions and any related impact on sales, prices and costs; prices and availability of electricity in wholesale markets; market perception of the energy industry, Evergy, Westar Energy and KCP&L; changes in business strategy or operations; the impact of unpredictable federal, state and local political, legislative, judicial and regulatory actions or developments, including, deregulation, re-regulation and restructuring of the electric utility industry; decisions of regulators regarding rates that Westar Energy and KCP&L (or other regulated subsidiaries of Evergy) can charge for electricity; changes in applicable laws, regulations, rules, principles or practices, or the interpretations thereof, governing tax, accounting and environmental matters, including air and water quality; quality and waste management and disposal; changes in the energy trading markets in which Westar Energy and KCP&L participate, including retroactive repricing of transactions by regional transmission organizations and independent system operators; the impact of climate change, including reduced demand for coal-based energy because of actual or perceived climate impacts and the development of alternate energy sources; financial market conditions and performance, including changes in interest rates and credit spreads and in availability and cost of capital and the effects on derivatives and hedges, nuclear decommissioning trust and pension plan assets and costs; impairments of long-lived assets or goodwill; credit ratings; inflation rates; effectiveness of risk management policies and procedures and the ability of counterparties to satisfy their contractual commitments; impact of terrorist acts, including cyber terrorism; ability to carry out marketing and sales plans; weather conditions, including weather-related damage and the impact on sales, prices and costs; cost, availability, quality and timely

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provision of equipment, supplies, labor and fuel; the inherent uncertainties in estimating the effects of weather, economic conditions, climate change and other factors on customer consumption and financial results; ability to achieve generation goals and the occurrence and duration of planned and unplanned generation outages; delays in the anticipated in-service dates and cost increases of generation, transmission, distribution or other projects; Evergy's ability to successfully manage its transmission and distribution development plans and its transmission joint ventures; the inherent risks associated with the ownership and operation of a nuclear facility, including environmental, health, safety, regulatory and financial risks; workforce risks, including increased costs of retirement, health care and other benefits; the possibility that the expected value creation from the merger will not be realized, or will not be realized within the expected time period; difficulties related to the integration of the two companies; disruption from the merger making it more difficult to maintain relationships with customers, employees, regulators or suppliers; the diversion of management time; and other risks and uncertainties.

This list of factors is not all-inclusive because it is not possible to predict all factors. Additional risks and uncertainties are discussed from time to time in quarterly reports on Form 10-Q and annual reports on Form 10-K filed by Evergy, KCP&L and Westar Energy with the SEC. Each forward-looking statement speaks only as of the date of the particular statement. Evergy, KCP&L and Westar Energy undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Investor Contact: Cody VandeVelde Director, Investor Relations Phone: 785-575-8227 Cody.VandeVelde@evergyinc.com	Media Contact: Gina Penzig Manager, External Communications Phone: 785-575-8089 Gina.Penzig@westarenergy.com Media line: 888-613-0003

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